UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010 (March 12, 2010)

Advanta Corp.
 (Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 657-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Advanta Corp. (the “Company”) announced today that consistent with its expectations at the time Advanta Corp. and certain of its subsidiaries (the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”), the Federal Deposit Insurance Corporation (the “FDIC”) and the Utah Division of Financial Institutions have closed Advanta Bank Corp. (“ABC”), a wholly-owned subsidiary of the Company, and the FDIC has been appointed the receiver of ABC effective March 19, 2010. As a result, the FDIC has assumed all of ABC’s deposits and purchased essentially all of ABC’s assets. The Company expects no recovery from the FDIC for its ownership interest in ABC.

In addition, the FDIC has assessed cross guarantee liability against Advanta Bank (“AB”), an indirect subsidiary of the Company and an inactive Delaware bank that is in the process of liquidation and had total equity capital of approximately $5.2 million on its last Consolidated Reports of Condition and Income. The FDIC assertion is based on the common ownership of the two banks. It is too soon to tell if there will be any recovery with respect to AB.

As previously disclosed, the Company does not expect that any of the proceeds associated with the purchase or liquidation of the assets of ABC will be distributed to the Company or its stakeholders, including stockholders and creditors.

A copy of the FDIC’s press release can be found on the FDIC’s website at www.fdic.gov. Customers of ABC who have questions or would like more information about the bank’s closure can visit the FDIC’s website or call the FDIC’s Public Information Center toll-free at 1-877-275-3342.

Prior to ABC’s closing, the following occurred:

1. Subsequent to ABC’s January 29, 2010 filing of its Consolidated Reports of Condition and Income (the “Call Report”) for the quarter ended December 31, 2009, which included disclosure that ABC was in discussions with the FDIC regarding certain accounting matters, ABC filed an amended Call Report for the same period on March 12, 2010. The amended report showed a decrease in ABC’s total equity capital compared to the originally filed report. Total equity capital was adjusted from $56.4 million to a deficit of $40.6 million. The Company disagrees with the accounting treatment of certain matters reflected in the original Call Report and the amended Call Report.

2. On March 12, 2010, ABC filed an emergency motion (the “Motion”) with the United States Bankruptcy Court for the State of Delaware (the “Bankruptcy Court”) seeking an order to compel the Company to either timely request an extension to file the 2009 federal income tax return for the Company’s consolidated group (“2009 Tax Return”) or elect to carry back five years the consolidated group’s net operating loss for its 2009 taxable year. The deadline to file the 2009 Tax Return was March 15, 2010, and on March 14, 2010, the Company timely filed the 2009 Tax Return waiving the carry back of any portion of the 2009 net operating loss. At the same time, the Company also filed an amended 2008 federal income tax return for the consolidated group electing a five year carry back of the 2008 net operating loss. The Company filed an objection to the Motion with the Bankruptcy Court on March 15, 2010 which explained that if it had carried back the 2009 net operating loss five years, the consolidated group would have been entitled to a federal income tax refund of approximately $54 million; however, in accordance with the intercompany tax sharing arrangement, this would have also exposed the Company to an assertion by ABC of a general unsecured claim of approximately $170 million. The dilutive effect of this potential $170 million claim on the general unsecured creditors’ recovery in the Company’s chapter 11 case was a key consideration in the Company’s decision to waive the 2009 net operating loss carry back.

ABC also filed a complaint against the Company with the Bankruptcy Court on March 14, 2010 to initiate an adversary proceeding seeking effectively the same relief it sought in the Motion.

3. As a result of the Company having filed the 2009 Tax Return, ABC filed a new motion with the Bankruptcy Court seeking a determination that the actions by the Company in waiving the five-year carry back for the 2009 net operating loss and amending the 2008 federal income tax return to elect the five-year carry back for the 2008 net operating loss were outside the ordinary course of the business and therefore required the prior approval of the Bankruptcy Court. On the same day that ABC filed the new motion, it also amended its previous complaint against the Company to add as relief sought a declaration that the Company’s filing of the 2009 Tax Return and amendment to the 2008 tax return are void. Based on consultation and advice from its legal advisors, the Company believes that its actions were proper and will vigorously defend itself against all actions that have been or may be brought by ABC related to the tax returns.

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (i) the Debtors’ ability to obtain Bankruptcy Court approval with respect to motions in their chapter 11 cases, which are jointly-administered under case no. 09-13931 (KJC) (the “Chapter 11 Cases”); (ii) the ability of the Debtors to prosecute, develop and consummate one or more chapter 11 plans with respect to the Chapter 11 Cases; (iii) the effects of the Debtors’ Bankruptcy Filing under the Bankruptcy Code on the Debtors and the interests of various creditors, equity holders and other constituents; (iv) the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; (v) the length of time the Debtors will operate under the Chapter 11 Cases; (vi) the risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Debtors’ ability to develop and consummate their chapter 11 plan or plans once any such plan or plans are developed; (vii) the potential adverse effects of the Chapter 11 Cases on the Debtors’ liquidity or results of operations; (viii) the Debtors’ ability to execute their chapter 11 plan or plans; (ix) the increased legal costs related to the Bankruptcy Filing and other litigation; (x) the Debtors’ ability to maintain contracts with suppliers and service providers and to retain key executives, managers and employees; (xi) the risk that the FDIC will pursue further actions against the Debtors, Advanta Bank Corp. and/or Advanta Bank. The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking statements. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.

(Registrant)

Date: March 22, 2010

By: /s/ Jay A. Dubow
Jay A. Dubow, Chief Administrative
Officer, Senior Vice President,
Secretary and General Counsel